DECLARATION OF TRUST

of

JPMorgan Trust I

(a Delaware Statutory Trust)

Dated as of November 5, 2004




TABLE OF CONTENTS
DECLARATION OF TRUST

Page

ARTICLE I	 Name and Definitions	1
Section 1.	 Name	1
Section 2.	 Definitions	1
(a)	 Administrator	1
(b)	 By-Laws	1
(c)	 Certificate of Trust	1
(d)	 Class	1
(e)	 Code	1
(f)	 Commission	1
(g)	 Declaration of Trust	1
(h)	 Delaware Act	2
(i)	 Interested Person	2
(j)	 Investment Adviser	2
(k)	 Net Asset Value	2
(l)	 1940 Act	2
(m)	 Outstanding Shares	2
(n)	 Person	2
		(o)	Predecessor Entities
2
(p)	Principal Underwriter	2
(q)	Series	2
(r)	Shareholder	2
(s)	Shares	2
(t)	Supermajority of Trustees	2
(u)	Trust	2
(v)	Trust Property	3
(w)	Trustees	3
ARTICLE II	 Purpose of Trust	3
ARTICLE III	 Shares	3

Section 1.	 Division of Beneficial Interest
	3
Section 2.	 Ownership of Shares	4
Section 3.	 Transfer of Shares	5

Section 4.	 Investments in the Trust
5
Section 5.	 Status of Shares and Limitation
of Personal Liability	5
Section 6.	 Establishment and Designation
of Series or Class	6
Section 7.	 Indemnification of Shareholders
	8
ARTICLE IV	 Trustees	9
Section 1.	 Numbers, Election and Tenure
9
Section 2.	 Effect of Death, Resignation,
etc. of a Trustee	9
Section 3.	 Powers	10
Section 4.	 Expenses of the Trust and Series
	14
Section 5.	 Ownership of Assets of the Trust
	14
Section 6.	 Service Contracts	15
Section 7.	 Trustees and Officers as
Shareholders	16
ARTICLE V	 Shareholders Voting Powers
and Meetings	16
Section 1.	 Voting Powers, Meetings,
Notice, and Record Dates	16
Section 2.	 Quorum and Required Vote
18
Section 3.	 Record Dates	18
Section 4.	 Additional Provisions	18
ARTICLE VI	 Net Asset Value, Distributions
and Redemptions	18
Section 1.	 Determination of Net Asset Value,
Net Income, and Distributions	18
Section 2.	 Redemptions and Repurchases
19
ARTICLE VII	 Compensation and Limitation of
 Liability of Trustees	21
Section 1.	 Compensation	21
Section 2.	 Limitation of Liability
21
Section 3.	 Indemnification	21
Section 4.	 Trustees Good Faith Action,
Expert Advice, No Bond or Surety	22
Section 5.	 Insurance	22
ARTICLE VIII	 Miscellaneous	23
Section 1.	 Liability of Third Persons
Dealing with Trustees	23
Section 2.	 Derivative Actions	23
Section 3.	 Termination of the Trust or Any
Series or Class	24
Section 4.	 Reorganization	25
Section 5.	 Amendments	26
Section 6.	 Maintaining Copies of
Declaration of Trust, References, Headings
27
Section 7.	 Applicable Law	27
Section 8.	 Provisions in Conflict with
Law or Regulations	28
Section 9.	 Statutory Trust Only	28
Section 10.	 Writings	28



DECLARATION OF TRUST
of
JPMorgan Trust I
THIS DECLARATION OF TRUST is made as of the date set forth below by the Trustee named hereunder for the purpose of forming a
Delaware statutory trust to consolidate and continue the businesses of the Predecessor
Entities.
NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to
time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

ARTICLE I
Name and Definitions
Section 1. 	Name. This Trust shall be known
as the JPMorgan Trust I, and the Trustees shall
conduct the business of the Trust under that
name or any other name as they may from time to time
determine.
Section 2. 	Definitions. Whenever used herein,
unless otherwise required by the context or
specifically provided:
(a) 	Administrator means a party furnishing
services to the Trust pursuant to any administration
contract described in Article IV,
 Section 6(a) hereof;
(b) 	By-Laws shall mean the By-Laws of the
 Trust as amended from time to time, which By-Laws
are expressly herein incorporated by
reference as part of the governing instrument within
 the meaning of the Delaware Act;
(c) 	Certificate of Trust means the certificate
of trust of the Trust, as filed in the Office of the
 Secretary of State of the State of
Delaware in accordance with the Delaware Act and as
it may be amended or restated from time
to time;
(d) 	Class means a class of Shares of a Series
of the Trust established in accordance with the
provisions of Article III hereof;
(e) 	Code means the Internal Revenue Code of 1986
(or any successor statute), as amended from time to
time, and the rules and regulations
thereunder, as adopted or amended from time to time;
(f) 	Commission shall have the meaning given such
term in the 1940 Act;
(g) 	Declaration of Trust means this Declaration
of Trust, as amended, supplemented or amended and
restated from time to time;
(h) 	Delaware Act means the Delaware Statutory
Trust Act, 12 Del. C. 3801 et seq., as amended from
time to time;
(i) 	Interested Person shall have the meaning given
it in Section 2(a)(19) of the 1940 Act;
(j) 	Investment Adviser means a party furnishing
services to the Trust pursuant to any investment
advisory contract described in Article IV, Section
6(a) hereof;
(k) 	Net Asset Value means the net asset value of
each Series or Class of the Trust, determined as
provided in Article VI, Section 1 hereof;
(l) 	1940 Act means the Investment Company Act of
1940, as amended from time to time, and the rules and
 regulations thereunder, as adopted or
amended from time to time;
(m) 	Outstanding Shares means Shares shown in the
books of the Trust or its transfer agent as then-
outstanding;
(n) 	Person means and includes natural persons,
corporations, partnerships, limited partnerships,
business trusts, limited liability
partnerships, statutory trusts and foreign statutory
trusts, trusts, limited liability companies,
 associations, joint ventures, estates, custodians,
nominees and any other individual
or entity in its own or any representative capacity,
and governments and agencies
and political subdivisions thereof, in each case
whether domestic or foreign;
	(o)	Predecessor Entities are those
entities
identified in Schedule A hereto.

	(p)	Principal Underwriter shall have the
meaning given such term in the 1940 Act;
(q)	Series means each Series of Shares established
and designated under or in accordance with the
provisions of Article III hereof;
	(r)	Shareholder means a record owner of
Outstanding Shares;
	(s)	Shares means the transferable units
of
beneficial interest (par value $0.00001 per share)
into which the beneficial interest
in the Trust shall be divided from time to time and
includes fractions of Shares as well
as whole Shares;
	(t)	Supermajority of Trustees shall mean
 two-thirds or more of all Trustees then in office;

	(u)	Trust means the Delaware statutory
trust established under the Delaware Act by this
Declaration of Trust and the filing of the
Certificate of Trust in the Office of the Secretary of
State of the State of Delaware;
	(v)	Trust Property means any and all
property, real or personal, tangible or intangible,
which is from time to time owned or held by or for the
account of the Trust or any Series; and
	(w)	Trustees means the Person or Persons
who
have signed this Declaration of Trust and all other
Persons who may from time to time be
 duly elected or appointed and have qualified to serve
as Trustees in accordance with the
provisions hereof, in each case so long as such Person
shall continue in office in accordance with the terms
of this Declaration of Trust, and reference herein to a
Trustee or the Trustees shall
refer to such Person or Persons in his or her or their
capacity as Trustees hereunder.
ARTICLE II
Purpose of Trust
The purpose of the Trust is to conduct, operate and
carry on the businesses of the Predecessor Entities in
the form of an open-end management investment company
registered under the 1940 Act through
 one or more Series, including the power to conduct,
operate and carry out its business in
 a master-feeder structure (as described in Section
4(f)
 of Article VIII).  In furtherance of the foregoing,
it shall be the purpose of the Trust
 to do everything necessary, suitable, convenient or
 proper for the conduct, promotion and
 attainment of any businesses and purposes which at
any time may be incidental or may
appear conducive or expedient for the accomplishment
of the business of an open-end management
investment company registered under the 1940 Act and
which may be engaged in or carried on
by a trust organized under the Delaware Act, and in
connection therewith the Trust shall have and may
exercise all of the powers conferred by
the laws of the State of Delaware upon a Delaware
statutory trust.
ARTICLE III
Shares
Section 1. 	Division of Beneficial Interest.
(a) 	The beneficial interest in the Trust shall be
divided into one or more Series.  The Trustees may
divide each Series into one or more
Classes.  The Trustees hereby establish the Series and
 Classes listed in Schedule B attached hereto
and made a part hereof.  Schedule B may be revised from
time to time by resolution of a majority of the then
Trustees, including in connection
with the establishment and designation of any Series
or Class pursuant to Section
6 of Article III.  Subject to the further provisions of
this Article III and any applicable
 requirements of the 1940 Act, the Trustees shall have
full power and authority, in their
sole discretion, and without obtaining any authorization
 or vote of the Shareholders of any Series or Class
thereof, to:
(i) 	divide the beneficial interest in each Series
or
 Class thereof into Shares, with or without par value
as the Trustees shall determine;
(ii) 	issue Shares without limitation as to number
(including fractional Shares) to such Persons and for
such amount and type of consideration, subject to any
restriction set forth in the By-Laws,
including cash or securities, at such time or times and
on such terms as the Trustees may
deem appropriate;
(iii) 	establish, designate, classify, reclassify and
change in any manner any Series or Class thereof and
fix such preferences, voting powers,
rights, duties and privileges and business purpose of
each Series or Class thereof as the
Trustees may from time to time determine, which
preferences, voting powers, rights,
duties and privileges may be senior or subordinate to
(or in the case of business purpose,
different from) any existing Series or Class thereof
and may be limited to specified property
or obligations of the Trust or profits and losses
 associated with specified property
or obligations of the Trust, provided, however, that
 the Trustees may not reclassify or change
 Outstanding Shares in a manner materially adverse to
Shareholders of such Shares;
(iv) 	divide or combine the Shares of any Series or
Class thereof into a greater or lesser number without

thereby materially changing the proportionate beneficial
interest of the Shares of
such Series or Class thereof in the assets held with
respect to that Series;
(v) 	issue Shares to acquire other assets (including
assets subject to, and in connection with, the
assumption of liabilities) and businesses;
(vi) 	change the name of any Series or Class thereof;
(vii) 	dissolve and terminate any one or more Series
or Classes thereof; and
(viii) 	take such other action with respect to the
 Shares as the Trustees may deem desirable.
(b)  	Subject to the distinctions permitted among
Classes of the same Series as established by the
Trustees, consistent with the
requirements of the 1940 Act and the Code, each Share
of
 a Series of the Trust shall represent an
equal beneficial interest in the net assets of such
Series, and each Shareholder of a Series shall be
entitled to receive such Shareholders pro
rata share of distributions of income and capital gains,
if any, made with respect to such
Series.  Upon redemption of the Shares of any Series,
the applicable Shareholder shall be paid
solely out of the funds and property of such Series of
 the Trust.
(c)  	All references to Shares in this Declaration
of Trust shall be deemed to be references to Shares of
 any or all Series or Classes
thereof, as the context may require.  All provisions
herein relating to the Trust shall apply
 equally to each Series of the Trust and each Class
thereof, except as otherwise provided or
as the context otherwise requires.
(d)  	All Shares issued hereunder, including,
without
 limitation, Shares issued in connection with a
dividend in Shares or a split or
reverse split of Shares, shall be fully paid and
non-assessable.  Except as otherwise provided by the
Trustees, Shareholders shall have no preemptive or other
 right to subscribe to any additional
Shares or other securities issued by the Trust.
Section 2. 	Ownership of Shares.
The ownership of Shares shall be recorded on the books
of the Trust or those of a transfer or similar agent
for the Trust, which books shall be
maintained separately for the Shares of each Series or
Class of the Trust.  No certificates
certifying the ownership of Shares shall be issued
except as the Trustees may otherwise
determine from time to time.  The Trustees may make such
 rules as they consider appropriate for
 the issuance of Share certificates, the transfer of
Shares of each Series or Class of the
Trust and similar matters.  The record books of the
Trust as kept by the Trust or any transfer or similar
agent, as the case may be, shall be conclusive as to
the identity of the Shareholders of
each Series or Class of the Trust and as to the number
of Shares of each Series or Class of
the Trust held from time to time by
each Shareholder.  No Shareholder shall be entitled to
receive any payment of a dividend or distribution, nor
 to have notice given to him as
provided herein or in the By-Laws, until he or she has
 given his or her address to the Trust or to
the Trusts transfer or similar agent.
Section 3. 	Transfer of Shares.
Except as otherwise provided by the Trustees, Shares
shall be transferable on the books of the Trust only
by the record holder thereof or by his
or her duly authorized agent upon delivery to the
Trustees or the Trusts transfer or similar agent of a
duly executed instrument of transfer
(together with a Share certificate if one is
outstanding), and such evidence of the genuineness
of each such execution and authorization and of such
other matters as may be required by the Trustees.
 Upon such delivery, and subject to any
further requirements specified by the Trustees or
contained in the By-Laws, the transfer
shall
 be recorded on the books of the Trust.  Until a
transfer is so recorded, the
Shareholder of record of Shares shall be deemed to
 be the holder of such Shares for all purposes
hereunder, and neither the Trustees nor the Trust,
nor any transfer agent or registrar or any
officer, employee, or agent of the Trust, shall be
affected by any notice of a proposed
transfer.
Section 4. 	Investments in the Trust.
Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. At the Trustees discretion, such investments, subject to applicable law, may be in the form of cash or securities, valued as provided in Article VI, Section 1. Investments in a Series shall be credited to each Shareholders account
in the form of full and fractional
Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees;
provided, however, that the Trustees may,
 in their sole discretion, (a) impose a sales charge
upon investments in any Series or Class,
 (b) issue fractional Shares, or (c) determine the Net
Asset Value per Share of the initial
capital contribution.  The Trustees shall have the
right to refuse to accept investments in
any Series at any time without any cause or reason
therefor whatsoever.
Section 5. 	Status of Shares and Limitation of
Personal Liability.
Shares shall be deemed to be personal property giving
only the rights provided in this
Declaration of Trust.  Every Shareholder by virtue of
having become a Shareholder shall be held to have
expressly assented and agreed to be bound
by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall
not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or
elsewhere against the Trust or the
Trustees, but entitles such representative only to
the rights of such Shareholder
under this Declaration of Trust.  Ownership of Shares
 shall not entitle the Shareholder
to any title in or to the whole or any pa
rt of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares
constitute the Shareholders as
partners.  No Shareholder shall be personally liable
for the debts, liabilities, obligations
 and expenses incurred by, contracted for, or
otherwise existing with respect to,
the Trust or any Series or Class.  Neither the Trust
nor the Trustees, nor any officer,
employee, or agent of the Trust shall have any power
to bind personally any Shareholders,
nor, except as specifically provided herein, to call
upon any Shareholder for the payment
of any sum of money or assessment whatsoever other than
such as the Shareholder may at any time personally
agree to pay.  Shareholders shall have
the same limitation of personal liability as is
extended to shareholders of a private
corporation for profit incorporated in the State
of Delaware.
Section 6. 	Establishment and Designation of
Series
or Class.
(a)  	The establishment and designation of any
Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or
 Class of the Trust, whether directly
in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise
 provided in such resolution.
(b)  	Shares of each Series or Class of the Trust
established pursuant to this Article III, unless
otherwise provided in the resolution
establishing such Series or Class, shall have the
following relative rights and preferences:
(i) 	Assets Held with Respect to a Particular
 Series.
All consideration received by the Trust for the issue
or sale of Shares of a particular Series, together with
 all assets in which such
consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation,
any proceeds derived from the sale,
exchange or liquidation of such assets and any funds
or payments derived from any reinvestment of such
proceeds in whatever form the
same may be), shall irrevocably be held separately
with respect to that Series for all
purposes, subject only to the rights of creditors of
such Series, from the assets of the Trust
 and every other Series and shall be so recorded upon
 the books of account of the Trust.
Such consideration, assets, income, earnings, profits
and proceeds thereof, from whatever
source derived (including, without limitation, any
proceeds derived from the sale,
exchange or liquidation of such assets, and any funds
or payments derived from any reinvestment
of such proceeds), in whatever form the same may be,
are herein referred to as assets held
with respect to that Series.  In the event that there
 are any assets, income, earnings,
profits and proceeds thereof, funds or payments which
 are not readily identifiable as assets
held with respect to any particular Series
(collectively General Assets), the Trustees
shall allocate such General Assets to, between or
 among any one or more of the Series in such
 manner and on such basis as the Trustees, in their
sole discretion, deem fair and equitable, and any
General Assets so allocated to a
particular Series shall be assets held with respect
to that Series.  Each such allocation
by the Trustees shall be conclusive and binding upon
 the Shareholders of all Series for all
 purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and
accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the General
Assets of the Trust not allocated to such
Series.
(ii) 	Liabilities Held with Respect to a
Particular
Series.
The assets of the Trust held with respect to
each
particular Series shall be charged against the
liabilities of the Trust held with respect to
that Series and all expenses, costs, charges,
and reserves attributable to that Series,
except that liabilities and expenses allocated
solely to a particular Class shall be
borne by that Class.  Any general liabilities of
the Trust which are not readily
identifiable as being held with respect to any
particular Series or Class shall be allocated
and charged by the Trustees to and among any one
or more of the Series or Classes in such
manner and on such basis as the Trustees in their
 sole discretion deem fair and equitable.  All
liabilities, expenses, costs, charges, and reserves
 so charged to a Series or Class are
herein referred to as liabilities held with respect
to that Series or Class.  Each allocation of
liabilities, expenses, costs, charges, and reserves
by the Trustees shall be conclusive and binding
upon the Shareholders of all Series or Classes
for all purposes.  Without limiting the foregoing,
 but subject to the right of the Trustees to
allocate general liabilities, expenses, costs,
charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect
 to a particular Series shall be enforceable
against the assets held with respect to such
Series only and not against the assets of
the Trust generally or against the assets
held with respect to any other Series, and
none of the debts, liabilities, obligations
and expenses incurred, contracted for or
otherwise existing with respect to the
Trust generally or any other Series shall
be enforceable against the assets held
with respect to such Series.  Notice of
this contractual limitation on liabilities
among Series may, in the Trustees
discretion, be set forth in the Certificate
 of Trust (whether originally or by amendment)
 as filed or to be filed in the Office
of the Secretary of State of the State of
Delaware pursuant to the Delaware Act, and
upon the giving of such notice in the
Certificate of Trust, the statutory provisions
 of Section 3804 of the Delaware Act relating
to limitations on liabilities among Series
(and the statutory effect under Section 3804
of setting forth such notice in the Certificate
of Trust) shall become applicable to the Trust
and each Series.  Any person extending credit
to, contracting with or having any claim against
any Series may look only to the assets of that
Series to satisfy or enforce any debt with
respect to that Series.  No Shareholder or
former Shareholder of any Series, in such
capacity, shall have a claim on or any right
to any assets allocated or belonging to any
other Series.
(iii) 	Dividends, Distributions, Redemptions,
 and Repurchases.
Notwithstanding any other provisions of this
Declaration of Trust, including, without
limitation, Article VI, no dividend or distribution,
 including, without limitation, any distribution
paid upon termination of the Trust or of any Series
or Class with respect to, nor any redemption or
repurchase of, the Shares of any Series or Class,
shall be effected by the Trust other than from the
 assets held with respect to such Series, nor shall
any Shareholder or any particular Series or Class
otherwise have any right or claim against the assets
 held with respect to any other Series except to the
 extent that such Shareholder has such a right or
claim hereunder as a Shareholder of such other Series.
  The Trustees shall have full discretion, to the
extent not inconsistent with the 1940 Act, to
determine which items shall be treated as income
and which items as capital, and each such
determination and allocation shall be conclusive
and binding upon the Shareholders.
(iv) 	Equality.
All the Shares of each particular Series shall
represent an equal proportionate interest in the
 assets held with respect to that Series (subject
to the liabilities held with respect to that
Series or Class thereof and such rights and preferences
as may have been established and designated with
 respect to any Class within such Series), and
each Share of any particular Series shall be equal
to each other Share of that Series.  With respect
to any Class of a Series, each such Class shall
represent interests in the assets of that Series
 and have the same voting, dividend, liquidation
and other rights and terms and conditions as each
 other Class of that Series, except that expenses
allocated to a Class may be borne solely by such
Class as determined by the Trustees and a Class
may have exclusive voting rights with respect to
 matters affecting only that Class.
(v) 	Fractions.
Any fractional Share of a Series or Class thereof
 shall carry proportionately all the rights and
obligations of a whole Share of that Series or
Class, including rights with respect to voting,
receipt of dividends and distributions, redemption
 of Shares and termination of the Trust.
(vi) 	Exchange Privilege.
The Trustees shall have the authority to provide
that the Shareholders of any Series or Class shall
 have the right to exchange said Shares for Shares
 of one or more other Series of Shares or Class
of Shares of the Trust or of other investment
companies registered under the 1940 Act in
accordance with such requirements and procedures
as may be established by the Trustees.
(vii) 	Combination of Series.
The Trustees shall have the authority, without
the approval of the Shareholders of any Series
 or Class, unless otherwise required by applicable
law, to combine the assets and liabilities held with
respect to any two or more Series or Classes into
assets and liabilities held with respect to a
 single Series or Class; provided, however, that
 the Trustees may not change Outstanding Shares
in a manner materially adverse to Shareholders
of such Series or Class.
Section 7. 	Indemnification of Shareholders.
If any Shareholder or former Shareholder of any
Series shall be held to be personally liable
solely by reason of a claim or demand relating
to such Person being or having been a Shareholder,
 and not because of such Persons acts or omissions,
 the Shareholder or former Shareholder (or such
Persons heirs, executors, administrators, or other
 legal representatives or in the case of a
corporation or other entity, its corporate or
 other general successor) shall be entitled to
 be held harmless from and indemnified against
 all loss and expense arising from such claim
or demand, but only out of the assets held with
 respect to the particular Series of Shares of
which such Person is or was a Shareholder and
from or in relation to which such liability arose.
  The Trust, on behalf of the applicable Series,
may, at its option, assume the defense of any such
 claim made against such Shareholder.  Neither
the Trust nor the applicable Series shall be
responsible for satisfying any obligation
arising from such a claim that has been
settled by the Shareholder without the
prior written notice to, and consent of,
 the Trust.
ARTICLE IV
Trustees
Section 1. 	Numbers, Election and Tenure.
The number of Trustees shall initially be one,
 and thereafter shall be such number as shall
be fixed from time to time by a written
instrument signed by a Supermajority of
Trustees, or by resolution approved by a
Supermajority of Trustees, provided, however,
 that the number of Trustees shall in no
event be less than three.  Each Trustee
shall serve during the lifetime of the
Trust until he or she (a) dies, (b) resigns,
 (c) has reached the mandatory retirement
age, if any, as established by a provision of
 the By-Laws, which is amendable only by a
Supermajority of Trustees, or otherwise set
by a Supermajority of Trustees, (d) is declared
incompetent by a court of appropriate
jurisdiction, or (e) is removed, or, if
sooner, until the next meeting of Shareholders
 called for the purpose of electing
Trustees and until the election and
qualification of his or her successor.
  In the event that less than the majority
of the Trustees holding office have been
elected by the Shareholders, the Trustees
 then in office shall call a Shareholders
meeting for the election of Trustees.
Any Trustee may resign at any time by
written instrument signed by him or her
 and delivered to any officer of the
Trust or to a meeting of the Trustees.
Such resignation shall be effective upon
receipt unless specified to be effective
at some other time.  Except to the extent
expressly provided in a written agreement
with the Trust, no Trustee resigning and no
 Trustee removed shall have any right to any
 compensation for any period following his or
 her resignation or removal, or any right to
damages on account of such removal.  The
Shareholders may elect Trustees at any meeting
of Shareholders called by the Trustees for that
purpose.  Any Trustee may be removed (a) with
or without cause at any meeting of Shareholders
by a vote of two-thirds of the Outstanding Shares
 of the Trust, or (b) with or without cause at
any time by written instrument signed by a
Supermajority of Trustees, or by resolution approved
 by a Supermajority of Trustees, specifying the
 date when such removal shall become effective.
Section 2. 	Effect of Death, Resignation,
etc. of a Trustee.
The death, declination to serve, resignation,
 retirement, removal or incapacity of one or
 more Trustees, or all of them, shall not operate
to annul the Trust or to revoke any existing agency
 created pursuant to the terms of this Declaration
of Trust.  Whenever there shall be fewer than the
designated number of Trustees, until additional
Trustees are elected or appointed as provided
herein to bring the total number of Trustees equal
 to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all
the duties imposed upon the Trustees by this
Declaration of Trust.  As conclusive evidence
of such vacancy, a written instrument certifying
the existence of such vacancy may be executed by
an officer of the Trust or by a majority of the
Trustees.  In the event of the death, declination,
 resignation, retirement, removal, or incapacity of
 all the then Trustees within a short period of time
 and without the opportunity for at least one Trustee
 being able to appoint additional Trustees to replace
 those no longer serving, the Trusts Investment
Adviser is empowered to appoint new Trustees subject
to the provisions of Section 16(a) of the 1940 Act.
Section 3. 	Powers.
(a) 	 Subject to the provisions of this Declaration
 of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees or remove any Trustee with or without cause at any time by written
 instrument signed by a Supermajority of Trustees or by a resolution approved by a Supermajority of Trustees;
 fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee on a vote of a Supermajority of Trustees;
elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ auditors, counsel or other agents of the Trust, subject to the conditions set forth in this Declaration of Trust or in the By-Laws; employ an Administrator for the Trust and authorize such Administrator t
o employ sub-administrators; employ an Investment
Adviser to the Trust and authorize such Investment
Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both;
provide for the issuance and distribution of Shares by the Trust directly or through one or more
Principal Underwriters or otherwise; redeem,
 repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters;
 declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, a ny action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

(b) 	 Without limiting the foregoing, the Trustees
shall have the power and authority to cause the Trust
(or to act on behalf of the Trust):
(i) 	 To invest and reinvest cash and other property,
 to hold cash or other property uninvested, and to
subscribe for, invest in, reinvest in, purchase or
otherwise acquire, own, hold, pledge, sell, assign,
transfer, exchange, distribute, write options on,
lend or otherwise deal in or dispose of or enter into
contracts for the future acquisition or delivery of
securities and other instruments and property of every
 nature and kind, including, without limitation, shares
 or interests in open-end or closed-end investment
companies or other pooled investment vehicles, common
and preferred stocks, warrants and rights to purchase
securities, all types of bonds, debentures, stocks,
negotiable or non-negotiable instruments, loans,
obligations, participations, other evidences of
indebtedness, certificates of deposit or indebtedness,
 commercial papers, repurchase agreements, bankers
acceptances, derivative instruments, and other
securities or properties of any kind, issued,
created, guaranteed, or sponsored by any and all
Persons, including without limitation, states,
territories, and possessions of the United States
and the District of Columbia and any political
subdivision, agency, or instrumentality thereof,
and foreign government or any political subdivision
of the United States Government or any foreign
government, or any international instrumentality,
or by any bank or savings institution, or by any
corporation or organization organized under the
laws of the United States or of any state, territory,
 or possession thereof, or by any corporation or
organization organized under any foreign law, or
engage in when issued or delayed delivery
transactions and in all types of financial
instruments and hedging and risk management
transactions; change the investments of the
assets of the Trust; and to exercise any and
all rights, powers, and privileges of ownership
or interest in respect of any and all such
investments of every kind and description,
including, without limitation, the right to
consent and otherwise act with respect thereto,
 with power to designate one or more Persons to
exercise any of said rights, powers, and privileges
 in respect of any of said instruments;
(ii) 	 To sell, exchange, lend, pledge, mortgage,
hypothecate, lease, or write options (including, options
 on futures contracts) with respect to or otherwise deal
 in any property rights relating to any or all of the
assets of the Trust or any Series;
(iii) 	 To vote or give assent, or exercise any rights
of ownership, with respect to stock or other securities
or property and to execute and deliver proxies or powers
 of attorney to such Person or Persons as the Trustees
shall deem proper, granting to such Person or Persons
such power and discretion with relation to securities or
property as the Trustees shall deem proper;
(iv) 	 To exercise powers and right of subscription or
 otherwise which in any manner arise out of ownership or
securities;
(v) 	 To hold any security or property in any form,
whether in bearer, unregistered or other negotiable form,
 or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;
(vi) 	 To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation
or issuer of any security which is held in the Trust; to
consent to any contract, lease, mortgage, purchase or sale
of property by such corporation or issuer; and to pay
calls or subscriptions with respect to any security held
 in the Trust;
(vii) 	 To join with other security holders in acting
through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred)
 as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
(viii) 	 To compromise, arbitrate or otherwise adjust claims
in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;
(ix) 	 To enter into joint ventures, general or limited
 partnerships and any other combinations or associations;
(x) 	 To borrow funds or other property in the name of
the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;
(xi) 	 To endorse or guarantee the payment of any notes or
other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;
(xii) 	 To purchase and pay for entirely out of Trust Property
 such insurance as the Trustees may deem necessary or
appropriate for the conduct of the business, including,
 without limitation, insurance policies insuring the
assets of the Trust or payment of distributions and
principal on its portfolio investments, and insurance
polices insuring the Shareholders, Trustees, officers,
employees, agents, Investment Advisers, Principal
Underwriters, or independent contractors of the Trust
and/or trustees, directors or former trustees or
directors of Predecessor Entities, individually against
 all claims and liabilities of every nature arising
by reason of holding, being or having held any such
office or position, or by reason of any action alleged
 to have been taken or omitted by any such Person
as Trustee, officer, employee, agent, Investment
Adviser, Principal Underwriter, or independent
contractor, including any action taken or omitted
that may be determined to constitute negligence,
whether or not the Trust would have the power to
indemnify such Person against liability;
(xiii) 	 To adopt, establish and carry out pension,
profit-sharing, share bonus, share purchase, savings,
thrift and other retirement, incentive and benefit
plans and trusts, including the purchasing of life
insurance and annuity contracts as a means of
providing such retirement and other benefits,
for any or all of the Trustees, officers, employees
 and agents of the Trust;
(xiv) 	 To operate as and carry out the business of
an investment company, and exercise all the powers
necessary or appropriate to the conduct of such
operations;
(xv) 	 To enter into contracts of any kind and
description;
(xvi) 	 To employ as custodian of any assets of
the Trust one or more banks, trust companies or
companies that are members of a national securities
exchange or such other entities as the Commission may
permit as custodians of the Trust, subject to any
conditions set forth in this Declaration of Trust or
in the By-Laws;
(xvii) 	 To employ auditors, counsel or other agents
of the Trust, subject to any conditions set forth in
this Declaration of Trust or in the By-Laws;
(xviii) 	 To interpret the investment policies,
 practices, or limitations of any Series or Class;
(xix) 	 To establish separate and distinct Series
with separately defined investment objectives and
policies and distinct investment purposes, and with
separate Shares representing beneficial interests i
n such Series, and to establish separate Classes,
all in accordance with the provisions of Article III;
(xx) 	 To the fullest extent permitted by Section
3804 of the Delaware Act, to allocate assets,
liabilities and expenses of the Trust to a particular
Series and liabilities and expenses to a particular
Class or to apportion the same between or among two
or more Series or Classes, provided that any liabilities
 or expenses incurred by a particular Series or Class
shall be payable solely out of the assets belonging to
that Series or Class as provided for in Article III; and
(xxi) 	 To engage in any other lawful act or activity
 in which a statutory trust organized under the Delaware
Act may engage subject to the requirements of the 1940 Act.
(c) 	The Trust shall not be limited to investing in
obligations maturing before the possible termination of
 the Trust or one or more of its Series.  The Trust
shall not in any way be bound or limited by any present
 or future law or custom in regard to investment by
fiduciaries.  The Trust shall not be required to obtain
 any court order to deal with any assets of the Trust
or take any other action hereunder.  The Trust may
pursue its investment program and any other powers
as set forth in this Section 3 of Article IV either
directly or indirectly through one or more subsidiary
 vehicles at the discretion of the Trustees or by
operating in a master feeder structure (as described
in Section 4(f) of Article VIII).
(d)  	Except as prohibited by applicable law, the
Trustees may, on behalf of the Trust, buy any securities
 and other instruments and property from or sell any
securities and other instruments and property to, or
lend any assets of the Trust to, any Trustee or officer
 of the Trust or any firm of which any such Trustee or
officer is a member acting as principal, or have any
such dealings with any Investment Adviser, Administrator,
 Principal Underwriter, distributor or transfer a
gent for the Trust or with any Interested Person
of such person.  The Trust may employ any such
person, or entity in which such person is an
Interested Person, as broker, legal counsel,
registrar, Investment Adviser, Administrator,
Principal Underwriter, distributor, transfer agent,
 dividend disbursing agent, shareholder servicing
agent, custodian or in any other capacity upon
customary terms.
Section 4. 	Expenses of the Trust and Series.
Subject to Article III, Section 6, the Trust or a
particular Series shall pay, directly or indirectly
through contractual arrangements, or shall reimburse
the Trustees from the Trust Property or the assets
belonging to the particular Series, for their expenses
 and disbursements, including, but not limited to,
interest charges, taxes, brokerage fees and commissions;
 expenses of pricing Trust portfolio securities;
expenses of sale, addition and reduction of
Shares; insurance premiums; applicable fees,
 interest charges and expenses of third parties,
 including the Trusts investment advisers,
managers, administrators, distributors,
custodians, transfer agents, shareholder
servicing agents and fund accountants; fees
 of pricing, interest, dividend, credit and
 other reporting services; costs of members
hip in trade associations; telecommunications
 expenses; funds transmission expenses;
auditing, legal and compliance expenses;
costs of forming the Trust and its Series
and maintaining its existence; costs of
preparing and printing the prospectuses,
statements of additional information and
Shareholder reports of the Trust and each
Series and delivering them to Shareholders;
 expenses of meetings of Shareholders and
 proxy solicitations therefor; costs of
maintaining books and accounts; costs of
reproduction, stationery and supplies;
fees and expenses of the Trustees; compensation
of the Trusts officers and employees and costs
of other personnel performing services for the
Trust or any Series; costs of Trustee meetings;
Commission registration fees and related expenses;
 registration fees and related expenses under state
 or foreign securities or other laws; and for such
non-recurring items as may arise, including
litigation to which the Trust or a Series (or a
Trustee or officer of the Trust acting as such)
is a party, and for all losses and liabilities by
them incurred in administering the Trust.  The
Trustees shall have a lien on the assets belonging
to the appropriate Series, or in the case of an
expense allocable to more than one Series, on the
assets of each such Series, prior to any rights or
interests of the Shareholders thereto, for the
reimbursement to them of such expenses,
disbursements, losses and liabilities.  This
Article shall not preclude the Trust from directly
 paying any of the aforementioned fees and expenses.
Section 5. 	Ownership of Assets of the Trust.
The assets of the Trust shall be held separate and
apart from any assets now or hereafter held in any
capacity other than as Trustee hereunder by the
Trustees or any successor Trustees.  Title to
all of the assets of the Trust shall at all
times be considered as vested in the Trust,
except that the Trustees shall have power to
cause legal title to any Trust Property to be
held by or in the name of one or more of the
Trustees, or in the name of the Trust, or in
the name of any other Person as nominee, on such
terms as the Trustees may determine.  The right,
title and interest of the Trustees in the Trust
Property shall vest automatically in each Person
who may hereafter become a Trustee.
Upon the resignation,
 removal or death of a Trustee, he or
she shall automatically cease to have
any right, title or interest in any of
the Trust Property, and the right, title
 and interest of such Trustee in the Trust
 Property shall vest automatically in the
 remaining Trustees.
 Such vesting and cessation of title
shall be effective whether or not conveyancing
 documents have been executed and delivered.
No Shareholder shall be deemed to have a severable
 ownership in any individual asset of the Trust or
any right of partition or possession thereof,
but each Shareholder shall have a proportionate
 undivided beneficial ownership in the Trust or
 Series.
Section 6.	Service Contracts.
(a) 	Subject to such requirements and
restrictions as may be set forth under federal
and/or state law and in the By-Laws, including,
without limitation, the requirements of Section
15 of the 1940 Act, the Trustees may, at any time
 and from time to time, contract for exclusive or
non-exclusive advisory, management and/or
 administrative services for the Trust or for any
Series (or Class thereof) with any corporation,
trust, association, or other organization; and any
such contract may contain such other terms as the
Trustees may determine, including, without limitation,
authority for the Investment Adviser to supervise and
 direct the investment of all assets held, and to
determine from time to time without prior consultation
 with the Trustees what investments shall be purchased,
 held, sold, or exchanged and what portion, if any, of
 the assets of the Trust shall be held uninvested and
to make changes in the Trusts investments; authority
 for the Investment Adviser or Administrator to
delegate certain or all of its duties under such
 contracts to qualified investment advisers and
administrators, or such other activities as may
specifically be delegated to such party.
(b) 	The Trustees may also, at any time and from
 time to time, contract with any corporation, trust,
 association, or other organization, appointing it
exclusive or non-exclusive distributor or Principal
Underwriter for the Shares of one or more of the
Series (or Classes) or other securities to be issued
 by the Trust.  Every such contract shall comply with
 such requirements and restrictions as may be set
forth under federal and/or state law and in the By-Laws,
 including, without limitation, the requirements of
Section 15 of the 1940 Act, and any such contract may
contain such other terms as the Trustees may determine.
(c) 	The Trustees are also empowered, at any time
and from time to time, to contract with any corporations,
 trusts, associations or other organizations,
appointing it or them the custodian, transfer agent
and/or shareholder servicing agent for the Trust or
 one or more of its Series.  Every such contract
shall comply with such requirements and restrictions
as may be set forth under federal and/or state law and
 in the By-Laws or stipulated by resolution of the
 Trustees.
(d) 	The Trustees may adopt a plan or plans of
distribution with respect to Shares of any Series or
 Class and enter into any related agreements, whereby
 the Series or Class finances directly or indirectly
any activity that is primarily intended to result in
sales of its Shares, subject to the requirements of
 Section 12 of the 1940 Act, Rule 12b-1 thereunder,
 and other applicable rules and regulations.
(e) 	Subject to applicable law, the Trustees are
further empowered, at any time and from time to time,
 to contract with any entity to provide such other
services to the Trust or one or more of the Series,
as the Trustees determine to be in the best interests
of the Trust and the applicable Series.
(f) 	The fact that:
(i)	any of the Shareholders, Trustees, or officers
 of the Trust is a shareholder, director, officer,
 partner, trustee, employee, Investment Adviser,
 Administrator, sub-adviser, sub-administrator,
Principal Underwriter, distributor, or affiliate or
agent of or for any corporation, trust, association,
or other organization, or for any parent or affiliate
of any organization with which an advisory, management,
 or administration contract, or Principal Underwriters
 or distributors contract, or transfer agent,
shareholder servicing agent or other type of service
contract may have been or may hereafter be made, or
that any such organization, or any parent or affiliate
thereof, is a Shareholder or has an interest in the
Trust; or that
(ii)	any corporation, trust, association or other
organization with which an advisory, management, or administration contract or Principal Underwriters or distributors contract, or transfer agent or
shareholder servicing agent contract may have been or
may hereafter be made also has an advisory, management,
 or administration contract, or Principal Underwriters
or distributors or other service contract with one or
 more other corporations, trusts, associations, or
 other organizations, or has other business or interests,
shall not affect the validity of any such contract or
disqualify any Shareholder, Trustee or officer of the
 Trust from voting upon or executing the same, or create
 any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.
Section 7.	Trustees and Officers as Shareholders.
Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold
Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

ARTICLE V
Shareholders Voting Powers and Meetings
Section 1.	Voting Powers, Meetings, Notice,
 and Record Dates.
(a)	The Shareholders shall have power to vote
 only with respect to:
(i)	the election or removal of Trustees as
provided in Article IV hereof; and

(ii)	such additional matters relating to the
 Trust as may be required by applicable law, this
 Declaration of Trust, the By-Laws or any
 registration of the Trust with the Commission
(or any successor agency), or as the Trustees may
consider necessary or desirable.
(b) 	As to each matter on which a Shareholder
 is entitled to vote, such Shareholder shall be
 entitled to one vote for each dollar of Net Asset
 Value represented by such Shareholders Shares
 (as of the Record Date applicable to the meeting
or written consent pursuant to which the vote of
Shareholders is being sought or obtained) and a
proportionate fractional vote with respect to
 the remainder of the Net Asset Value of such
Shares, if any.  All references in this
Declaration of Trust or the By-Laws to a vote
of, or the holders of, a majority, percentage
or other proportion of Outstanding Shares shall
 mean a vote of, or the holders of, such majority,
 percentage or other proportion of the votes to
 which such Shares entitle their holder(s).
(c) 	Notwithstanding any other provision of
 this Declaration of Trust, on any matters
submitted to a vote of the Shareholders, all
Outstanding Shares of the Trust then entitled
to vote shall be voted in aggregate, except:
(i)	when required by the 1940 Act, Shares
 shall be voted by individual Series;
(ii)	when the matter involves any action that
 the Trustees have determined will affect only
 the interests of one or more Series, then only
the Shareholders of such Series shall be entitled
to vote thereon; and
(iii)	when the matter involves any action that
 the Trustees have determined will affect only the
 interests of one or more Classes, then only the
Shareholders of such Class or Classes shall be
entitled to vote thereon.
(d) 	There shall be no cumulative voting in
 the election of Trustees.
(e) 	Shares may be voted in person or by proxy.
  A proxy may be given in writing.  The By-Laws may
 provide that proxies may also, or may instead, be
given by an electronic or telecommunications device
 or in any other manner.
(f) 	Notwithstanding anything else contained herein
 or in the By-Laws, in the event a proposal by anyone
other than the officers or Trustees of the Trust is
submitted to a vote of the Shareholders of one or more
 Series or Classes thereof or of the Trust, or in the
event of any proxy contest or proxy solicitation or
proposal in opposition to any proposal by the officers
or Trustees of the Trust, Shares may be voted only by
 written proxy or in person at a meeting.
(g) 	Until Shares of a Class or Series are issued,
 the Trustees may exercise all rights of Shareholders
 of that Class or Series and may take any action
 required by law, this Declaration of Trust or the
 By-Laws to be taken by the Shareholders with respect
to that Class or Series.  Shares held in the treasury
 shall not confer any voting rights on the Trustees
and shall not be entitled to any dividends or other
distributions declared with respect to the Shares.
(h) 	Meetings of the Shareholders shall be called
 and notice thereof and record dates therefor shall
 be given and set as provided in the By-Laws.
Section 2.	Quorum and Required Vote.
Except when a larger quorum is required by applicable
 law, by the By-Laws or by this Declaration of Trust,
 a majority of the Outstanding Shares entitled to
vote shall constitute a quorum at a Shareholders
meeting.  When any one or more Series (or Classes)
 is to vote as a single Class separate from any
 other Shares, a majority of the Outstanding Shares
 of each such Series (or Class) entitled to vote
shall constitute a quorum at a Shareholders meeting
of that Series (or Class).  Except when a larger
 vote is required by any provision of this Declaration
 of Trust or the By-Laws or by applicable law, when
a quorum is present at any meeting, a majority of
the Outstanding Shares voted shall decide any questions,
 including the election of Trustees, provided that
 where any provision of law or of this Declaration
of Trust requires that the holders of any Series
shall vote as a Series (or that holders of a Class
shall vote as a Class), then a majority of the
Outstanding Shares of that Series (or Class) voted
 on the matter shall decide that matter insofar as
 that Series (or Class) is concerned.
Section 3.	Record Dates.
For the purpose of determining the Shareholders of
any Series (or Class) who are entitled to receive
 payment of any dividend or of any other distribution,
 the Trustees may from time to time fix a date, which
 shall be before the date for the payment of such
dividend or such other payment, as the record date
 for determining the Shareholders of such Series
 (or Class) having the right to receive such
dividend or distribution.  Without fixing a
 record date, the Trustees may for distribution
purposes close the register or transfer books for
 one or more Series (or Classes) at any time prior
 to the payment of a distribution.  Nothing in this
 Section shall be construed as precluding the
Trustees from setting different record dates
 for different Series (or Classes).
Section 4.	Additional Provisions.
The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VI
Net Asset Value, Distributions and Redemptions
Section 1.	Determination of Net Asset Value,
Net Income, and Distributions.
Subject to applicable law and Article III, Section
 6 hereof, the Trustees, in their absolute discretion,
 may prescribe and shall set forth in the By-Laws or
in a duly adopted resolution of the Trustees such bases
and time for determining the Net Asset Value per Share
of any Series or Class or net income attributable to the
Shares of any Series or Class, or the declaration and
payment of dividends and distributions on the Shares of
any Series or Class, as they may deem necessary or desirable.
  The Trustees shall cause the Net Asset Value of Shares of
each Series or Class to be determined from time to time in
a manner consistent with applicable laws and regulations.
The Trustees may delegate the power and duty to determine
the Net Asset Value per Share to one or more Trustees or
officers of the Trust or to a custodian, depository or
other agent appointed for such purpose.  The Net Asset
Value of Shares shall be determined separately for each
Series or Class at such times as may be prescribed by the
 Trustees or, in the absence of action by the Trustees, as
 of the close of trading on the New York Stock Exchange on
 each day for all or part of which such Exchange is open
for unrestricted trading.
Section 2.	Redemptions and Repurchases.
(a) 	Each Shareholder of a Series shall have
 the right
at such times as may be permitted by the Trustees
to require the Series to redeem all or any part of
his Shares at a redemption price per Share equal to
 the Net Asset Value per Share at such time as the
Trustees shall have prescribed by resolution. In the
 absence of such resolution, the redemption price per
 Share shall be the Net Asset Value next determined
after receipt by the Series of a request for redemption
in proper form less such charges as are determined by
the Trustees and described in the Trusts Registration
Statement for that Series under the Securities Act of 1933.
  The Trustees may specify conditions, prices, and places
 of redemption, and may specify binding requirements for
the proper form or forms of requests for redemption.
Payment of the redemption price may be wholly or partly
in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.  Upon redemption, Shares may be reissued
from time to time.  To the extent permitted by law, the
Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding
 the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the
1940 Act.
(b) 	Subject to the provisions of paragraph (a) above
 payment for any Shares which are presented for redemption
shall be made in cash or property from the assets of the
relevant Series and payment for such Shares shall be made
within seven (7) days after the date upon which the redemption request is effective, or such longer period as may be required.
 The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the
 Series or Class thereof for which the Shares are being redeemed.
  Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by
or under authority of the Trustees.  In no case shall the
Trust be liable for any delay of any Investment Adviser
or Administrator or other Person in transferring
securities selected for delivery as all or part of
any payment-in-kind.
(c) 	If, as referred to in paragraph (a) above, the
Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such
suspension shall take effect at the time the Trustees
shall specify, but not later than the close of business
on the business day next following the declaration of
suspension.  Thereafter Shareholders shall have no right
 of redemption or payment until the Trustees declare the
 end of the suspension.  If the right of redemption is
suspended, a Shareholder may either withdraw his request
for redemption or receive payment based on the Net Asset
 Value per Share next determined after the suspension terminates.
(d) 	If the Trustees shall, at any time and in good faith
 determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to:
(i)	call for the redemption by any such Person of a number,
 or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification,
(ii)	refuse to transfer or issue Shares of any Series or Class
 thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or
(iii)	take such other actions as they deem necessary and
appropriate to avoid such disqualification.
(e)	The Trust shall, to the extent permitted by applicable
 law, have the right at any time to redeem the Shares owned
by any holder thereof:
(i)	in connection with the termination of any Series or
Class of Shares;
(ii)	if the value of such Shares in the account or accounts
maintained by the Trust or its transfer agent for such Series or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such Series or Class, provided that the Trust shall provide a Shareholder with written notice at least fifteen
(15) days prior to effecting a redemption of Shares as a result of not satisfying such requirement;
(iii)	if the Shareholder fails to pay when due the full
purchase price of Shares issued to him;
(iv)	if the Shareholder fails to comply with paragraph
(f) of this Section 2; or
		(v)	if the Trustees determine that
redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.

Any such redemption shall be effected at the redemption
price and in the manner provided in this Article VI.
(f) 	The Shareholders shall upon demand disclose to
the Trustees in writing such information with respect to
direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or applicable law or regulation.
ARTICLE VII
Compensation and Limitation of Liability of Trustees
Section 1.	Compensation.
The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, any sub-adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, any sub-adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.
Section 2.	Limitation of Liability.
A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee.
 A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. No Trustee who has been determined to be an audit committee financial expert (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustees duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

Section 3.	Indemnification.
(a)	Subject to the exceptions and limitations contained in
the By-Laws:
(i)	every person who is, has been, or becomes a Trustee or
officer of the Trust or is or has been a trustee or director of a Predecessor Entity (hereinafter referred to as a Covered Person)
shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecessor Entity and against amounts paid or incurred by him or her in the settlement thereof; and
(ii)	expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.
(b)	For purposes of this Section 3 and Section 5 of this Article
VII below, proceeding means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and
liabilities and expenses includes, without limitation,
attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.
(c) 	The Trusts financial obligations arising from the
indemnification provided herein may be insured by policies
maintained by the Trust, shall be severable, shall not be
exclusive of or affect any other rights to which any Covered
Person may now or hereafter be entitled, shall continue as
to a person who has ceased to be a Covered Person as to
acts or omissions as a Covered Person and shall inure to
the benefit of the heirs, executors and administrators of
such a person.  Nothing contained herein shall affect
any rights to indemnification to which Trust personnel,
other than Covered Persons, and other persons may be
entitled by contract or otherwise under law.
	(d)	In no event will any revision,
amendment or change to this Section 3 or the By-laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Covered Person in connection with any proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecessor
Entity (including any amount paid or incurred by the Covered
Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 3 or the By-laws is made.

Section 4.	Trustees Good Faith Action, Expert Advice,
No Bond or Surety.
The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A
Trustee shall be liable to the Trust and to any Shareholder
solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and the By-Laws, and shall be under no liability for any act or omission in accordance with such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Section 5.	Insurance.
The Trustees shall be entitled and empowered to the fullest
extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer or agent of the
Trust or a trustee or director of a Predecessor Entity in
connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee, officer or agent of the Trust or a trustee or
director of a Predecessor Entity.  For purposes of this
Section 5, agent means any Person who is, was or becomes
an employee or other agent of the Trust who is not a Covered
Person.
ARTICLE VIII
Miscellaneous
Section 1.	Liability of Third Persons Dealing
with Trustees.
No Person dealing with the Trustees shall be bound to
make any inquiry concerning the validity of any transaction
made or to be made by the Trustees or to see to the
application of any payments made or property transferred
to the Trust or upon its order.
Section 2.	Derivative Actions.
(a)	Shareholders of the Trust or any Series may
not bring a derivative action to enforce the right of
the Trust or an affected Series, as applicable, unless
each of the following conditions is met:
(i)	Each complaining Shareholder was a
Shareholder of the Trust or the affected Series,
as applicable, at the time of the action or failure
to act complained of, or acquired the Shares
afterwards by operation of law from a Person
who was a Shareholder at that time;
(ii)	Each complaining Shareholder was a
Shareholder of the Trust or the affected Series,
as applicable, as of the time the demand required
by subparagraph (iii) below was made;
(iii)	Prior to the commencement of such
derivative action, the complaining Shareholders
have made a written demand to the Trustees
requesting that the Trustees cause the Trust
or affected Series, as applicable, to file
the action itself.  In order to warrant
consideration, any such written demand must
include at least the following:
(1)	a detailed description of the action
or failure to act complained of and the facts
upon which each such allegation is made;
(2)	a statement to the effect that the
complaining Shareholders believe that they
will fairly and adequately represent the
interests of similarly situated Shareholders
in enforcing the right of the Trust or the
affected Series, as applicable, and an
explanation of why the complaining Shareholders
believe that to be the case;
(3)	a certification that the requirements
of sub-paragraphs (i) and (ii) have been met, as
well as information reasonably designed to
allow the Trustees to verify that certification;
and
(4)	a certification that each complaining Shareholder
will be a Shareholder of the Trust or the affected
Series, as applicable, as of the commencement of
the derivative action;
(iv)	Shareholders owning Shares representing at
least 10% of the voting power of the Trust or the
affected Series, as applicable, must join in
bringing the derivative action; and
(v)	A copy of the derivative complaint must
be served on the Trust, assuming the requirements of
sub-paragraphs (i)-(iv) above have already been met and
the derivative action has not been barred in accordance
with paragraph (b)(ii) below.
(b)	Demands for derivative action submitted in
accordance with the requirements above will be considered
by those Trustees who are not deemed to be Interested
Persons of the Trust.  Within 30 calendar days of the
receipt of such demand by the Trustees, those Trustees
who are not deemed to be Interested Persons of the
Trust will consider the merits of the claim and
determine whether maintaining a suit would be in the
best interests of the Trust or the affected Series, as
applicable.  Trustees that are not deemed to be Interested
Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.
(i)	If the demand for derivative action has not been
considered within 30 calendar days of the receipt of such
demand by the Trustees, a decision communicated to the
complaining Shareholder within the time permitted by
sub-paragraph (ii) below, and sub-paragraphs (i)-(iv)
of paragraph (a) above have been met, the complaining
Shareholders shall not be barred by this Declaration of
Trust from commencing a derivative action.
(ii)	If the demand for derivative action has been made
to the Trustees, and a majority of those Trustees who are
not deemed to be Interested Persons of the Trust have
considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the
Trust or the affected Series, as applicable, the
complaining Shareholders shall be barred from commencing
the derivative action.  If upon such consideration a
majority of those Trustees who are not deemed to be
Interested Persons of the Trust determine that such a
suit should be maintained, then the appropriate officers
of the Trust shall commence initiation of that suit and
such suit shall proceed directly rather than derivatively.
The Trustees, or the appropriate officers of the Trust,
shall inform the complaining Shareholders of any decision
reached under this sub-paragraph (ii) in writing within
five business days of such decision having been reached.
(c)	A Shareholder of a particular Series of the
Trust shall not be entitled to participate in a derivative
action on behalf of any other Series of the Trust.
Section 3.	Termination of the Trust or Any Series
or Class.
(a) 	Unless terminated as provided herein, the Trust
shall continue without limitation of time.  The Trust may
be dissolved at any time by vote of a majority of the
Outstanding Shares of each Series entitled to vote or by the
Trustees by written notice to the Shareholders.
Any Series of Shares or Class thereof may be dissolved
at any time by vote of a majority of the Outstanding
Shares of such Series or Class entitled to vote or by
the Trustees by written notice to the Shareholders of
such Series or Class.
(b) 	Upon the requisite Shareholder vote or action by
the Trustees to dissolve the Trust or to dissolve any one
or more Series of Shares or any Class thereof, after
paying or otherwise providing for all charges, taxes,
expenses, and liabilities, whether due or accrued or
anticipated, of the Trust or of the particular Series
or any Class thereof as may be determined by the Trustees
and as required by the Delaware Act, the Trust shall
in accordance with such procedures as the Trustees
may consider appropriate reduce the remaining assets
of the Trust or of the affected Series or Class to
distributable form in cash or other securities, or
any combination thereof, and distribute the proceeds
to the Shareholders of the Series or Classes involved,
ratably according to the number of Shares of such Series
or Class held by the Shareholders of such Series or
Class on the date of distribution.  Thereupon, the
Trust or any affected Series or Class shall terminate
and the Trustees and the Trust shall be discharged of
any and all further liabilities and duties relating
thereto or arising therefrom, and the right, title,
and interest of all parties with respect to the Trust
or such Series or Class shall be canceled and discharged.
(c) 	Upon termination of the Trust, following
completion of winding up of its business, the
Trustees shall cause a certificate of cancellation
of the Certificate of Trust to be filed in accordance
with the Delaware Act, which Certificate of Cancellation
may be signed by any one Trustee.
Section 4.	Reorganization.
(a) 	Notwithstanding anything else herein,
the Trustees may, without Shareholder approval, unless
such approval is required by applicable law:
(i)	cause the Trust to merge or consolidate with or
into one or more trusts (or series thereof to the
extent permitted by law), partnerships, associations,
corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger
or consolidation) so long as the surviving or resulting
entity is an investment company as defined in the 1940 Act,
or is a series thereof, that will succeed to or assume the
Trusts registration under the 1940 Act and that is formed,
organized, or existing under the laws of the United States
or of a state, commonwealth, possession or territory of the
United States, unless otherwise permitted under the 1940 Act;
(ii)	cause any one or more Series (or Classes) of the Trust
to merge or consolidate with or into any one or more other
Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations;
(iii)	cause the Shares to be exchanged under or pursuant to any
state or federal statute to the extent permitted by law; or
(iv)	cause the Trust to reorganize as a corporation, limited
liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.
(b) 	Any agreement of merger or consolidation or exchange or
certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or
telecommunication means shall be valid.
(c) 	Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an
agreement of merger or consolidation approved by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is
the surviving or resulting trust in the merger or consolidation.
(d) 	The Trustees may create one or more statutory trusts
to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial
interests in any such newly created trust or trusts or
any series of classes thereof.
(e)	The approval of the Trustees shall be sufficient
to cause the Trust, or any Series thereof, to sell and
convey all or substantially all of the assets of the
Trust or any affected Series to another Series of
the Trust or to another entity to the extent permitted
under the 1940 Act, for adequate consideration, which
may include the assumption of all outstanding
obligations, taxes, and other liabilities, accrued or
contingent, of the Trust or any affected Series,
and which may include shares or interests in such
other Series of the Trust or other entity or
series thereof.  Without limiting the generality
of the foregoing, this provision may be utilized
to permit the Trust to pursue its investment
program through one or more subsidiary vehicles
or to operate in a master-feeder structure.
(f)	The Trust may, at the discretion of
the Trustees, as may be permitted by the 1940
Act, and upon the resolution of a majority of the
then Trustees, convert to a master-feeder structure,
in which the feeder fund invests all of its assets
into a master fund, rather than making investments
in securities directly.  Existing Series or
Classes of the Trust may either become feeders
into a master fund, or themselves become master
funds into which other funds may be feeders.
Section 5.	Amendments.
(a)	Except as specifically provided in
 this Section 5, the Trustees may, without
 Shareholder vote, restate, amend, or
otherwise supplement this Declaration of
Trust.  Shareholders shall have the right to vote on:
(i)	any amendment that would affect their right to
vote granted in Article V, Section 1 hereof;
(ii)	 any amendment to this Section 5 of Article VIII;
(iii)	any amendment that may require their vote under
applicable law or by the Trusts registration statement,
as filed with the Commission; and
(iv)	any amendment submitted to them for their
vote by the Trustees.
(b) 	Any amendment required or permitted to be
submitted to the Shareholders that, as the Trustees
determine, shall affect the Shareholders of one or
more Series or Classes shall be authorized by a
vote of the Shareholders of each Series or Class
affected, and no vote shall be required of
Shareholders of a Series or Class not affected.
(c)	The Trustees may, without Shareholder vote,
restate, amend, or otherwise supplement the
Certificate of Trust as they deem necessary or desirable.
(d)  Notwithstanding anything else herein, no amendment
hereof shall limit the rights to insurance
provided by Article VII, Section 5 hereof with
respect to any acts or omissions of Persons covered
thereby prior to such amendment nor shall any
such amendment limit the rights to indemnification
referenced in Article VII, Section 3 hereof or
as provided in the By-Laws with respect to any
acts or omissions of Persons covered thereby
prior to such amendment.  Furthermore, neither
the Certificate of Trust nor this Declaration
of Trust may be amended to reduce the percentage
of Trustees necessary to constitute a
Supermajority of Trustees or to eliminate the requirement
for approval of a Supermajority of Trustees as
to any matter without the approval of a
Supermajority of Trustees.
Section 6.	Maintaining Copies of Declaration of
Trust, References, Headings.
The original or a copy of this Declaration of
Trust and of each restatement and/or amendment
hereto shall be kept at the office of the
Trust where it may be inspected by any Shareholder.
Anyone dealing with the Trust may rely on a
certificate by an officer of the Trust as to
whether or not any such restatements and/or
amendments have been made and as to any
matters in connection with the Trust
hereunder; and, with the same effect as
if it were the original, may rely on a
copy certified by an officer of the Trust
to be a copy of this Declaration of Trust or
of any such restatements and/or amendments.
In this Declaration of Trust and in any such
restatements and/or amendments, references to
this Declaration of Trust, and all expressions
such as herein, hereof, and hereunder, shall be
deemed to refer to this Declaration of Trust as
amended or affected by any such restatements and/or
amendments.  Headings are placed herein for
convenience of reference only and shall not be taken
as a part hereof or control or affect the
meaning, construction or effect of this
Declaration of Trust.  Whenever the singular
number is used herein, the same shall include
the plural; and the neuter, masculine
and feminine genders shall include each
other, as applicable.  This Declaration of
Trust may be executed in any number of counterparts
each of which shall be deemed an original.
Section 7.	Applicable Law.
(a) 	This Declaration of Trust and the Trust
created hereunder are to be governed by and
construed and enforced in accordance with, the
laws of the State of Delaware.  The Trust
shall be of the type commonly called a
statutory trust, and without limiting
the provisions hereof, the Trust specifically
reserves the right to exercise any of the
powers or privileges afforded to statutory
trusts or actions that may be engaged in by
statutory trusts under the Delaware Act,
and the absence of a specific reference
herein to any such power, privilege, or
action shall not imply that the Trust may
not exercise such power or privilege or take such actions.
(b) 	Notwithstanding the first sentence of Section
7(a) of this Article VIII, there shall not be
applicable to the Trust, the Trustees, or this
Declaration of Trust either the provisions of Section
3540 of Title 12 of the Delaware Code or any
provisions of the laws (statutory or common) of the
State of Delaware (other than the Delaware Act)
pertaining to trusts that relate to or regulate: (i)
the filing with any court or governmental body or
agency of trustee accounts or schedules of trustee
fees and charges; (ii) affirmative requirements to
post bonds for trustees, officers, agents, or
employees of a trust; (iii) the necessity for
obtaining a court or other governmental approval
concerning the acquisition, holding, or disposition
of real or personal property; (iv) fees or other
sums applicable to trustees, officers, agents or
employees of a trust; (v) the allocation of
receipts and expenditures to income or principal;
(vi) restrictions or limitations on the permissible
nature, amount, or concentration of trust
investments or requirements relating to the
titling, storage, or other manner of holding of
trust assets; or (vii) the establishment of fiduciary
or other standards or responsibilities or limitations
on the acts or powers or liabilities or authorities
and powers of trustees that are inconsistent
with the limitations or liabilities or authorities
and powers of the Trustees set forth or referenced
in this Declaration of Trust.
Section 8.	Provisions in Conflict
with Law or Regulations.
(a) 	The provisions of this Declaration of
Trust are severable, and if the Trustees shall
determine, with the advice of counsel, that any
such provision is in conflict with the 1940 Act,
the regulated investment company provisions of
the Code, and the regulations thereunder, the
Delaware Act or with other applicable laws
and regulations, the conflicting provision
shall be deemed never to have constituted a
part of this Declaration of Trust; provided,
however, that such determination shall not
affect any of the remaining provisions of
this Declaration of Trust or render invalid
or improper any action taken or omitted
prior to such determination.
(b) 	If any provision of this Declaration
of Trust shall be held invalid or unenforceable
in any jurisdiction, such invalidity or unenforceability
shall attach only to such provision in such jurisdiction
and shall not in any manner affect such provision in
any other jurisdiction or any other provision of
this Declaration of Trust in any jurisdiction.
Section 9.	Statutory Trust Only.
It is the intention of the Trustees to create a
statutory trust pursuant to the Delaware Act.  It is
not the intention of the Trustees to create a
general partnership, limited partnership, joint
stock association, corporation, bailment, or
any form of legal relationship other than a
statutory trust pursuant to the Delaware Act.
Nothing in this Declaration of Trust shall be
construed to make the Shareholders, either by
themselves or with the Trustees, partners, or
members of a joint stock association.
Section 10.	Writings.
To the fullest extent permitted by applicable
laws and regulations:
(a) 	all requirements in this Declaration
of Trust or in the By-Laws that any action be
taken by means of any writing, including,
without limitation, any written instrument,
any written consent or any written agreement,
shall be deemed to be satisfied by means of
any electronic record in such form that is
acceptable to the Trustees; and
(b) 	all requirements in this Declaration of
Trust or in the By-Laws that any writing be signed
shall be deemed to be satisfied by any electronic
signature in such form that is acceptable to the Trustees.
IN WITNESS WHEREOF, the Trustee named below,
being the sole Trustee of JPMorgan Trust I,
has executed this Declaration of Trust as
of the 5th day of November, 2004.
______________________________________
George C.W. Gatch, as Trustee and not individually
 SCHEDULE A
PREDECESSOR ENTITIES

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
J.P. Morgan Mutual Fund Select Group
J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Series
J.P. Morgan Mutual Fund Trust
J.P. Morgan Series Trust
Growth & Income Portfolio





 SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
Classes

Non-Money Market Funds

Growth and Income Portfolio

JPMorgan Asia Equity Fund
A, Select, Institutional

JPMorgan Bond Fund
A, B, C, Select, Institutional, Ultra

JPMorgan California Tax Free Bond Fund
A, B, C, Select, Institutional

JPMorgan Capital Growth Fund
A, B, C, Select

JPMorgan Disciplined Equity Fund
A, Select, Institutional, Ultra

JPMorgan Diversified Fund
A, B, C, Select, Institutional

JPMorgan Dynamic Small Cap Fund
A, B, C, Select

JPMorgan Emerging Markets Debt Fund
Select

JPMorgan Emerging Markets Equity Fund
A, B, Select, Institutional

JPMorgan Enhanced Income Fund
A, Select, Institutional

JPMorgan Global Healthcare Fund
A, B, C, Select

JPMorgan Global Strategic Income Fund
A, B, C, Select, Institutional, M

JPMorgan Growth and Income Fund
A, B, C, Select

JPMorgan Intermediate Tax Free Bond Fund
A, B, C, Select, Institutional

JPMorgan International Equity Fund
A, B, C, Select, Institutional

JPMorgan International Growth Fund
A, B

JPMorgan International Opportunities Fund
A, B, Select, Institutional

SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
Classes

JPMorgan International Small Cap
Equity Fund
A, B, Select, Institutional

JPMorgan International Value Fund
A, B, Select, Institutional

JPMorgan Intrepid America Fund
A, B, C, Select

JPMorgan Intrepid Contrarian Fund
A, B, C, Select

JPMorgan Intrepid European Fund
A, B, C, Select, Institutional

JPMorgan Intrepid Growth Fund
A, B, C, Select

JPMorgan Intrepid Value Fund
A, B, C, Select

JPMorgan Japan Fund
A, B

JPMorgan Market Neutral Fund
A, B, Institutional

JPMorgan Mid Cap Equity Fund
A, B, Select

JPMorgan New Jersey Tax Free Bond Fund
A, B, C, Select

JPMorgan New York Tax Free Bond Fund
A, B, C, Select, Institutional

JPMorgan Short Term Bond Fund
A, Select, Institutional

JPMorgan Small Cap Core Fund
Select

JPMorgan Small Cap Equity Fund
A, B, C, Select

JPMorgan Tax Aware Disciplined Equity Fund
Institutional

JPMorgan Tax Aware Enhanced Income Fund
A, Select, Institutional

JPMorgan Tax Aware International

Opportunities Fund
A, Institutional

SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
Classes

JPMorgan Tax Aware Large Cap Growth Fund
Select

JPMorgan Tax Aware Large Cap Value Fund	Select

JPMorgan Tax Aware Real Income Fund
A, B, C, Institutional

JPMorgan Tax Aware Short-Intermediate
Income Fund
Select, Institutional

JPMorgan Tax Aware U.S. Equity Fund
A, B, C, Select, Institutional

JPMorgan U.S. Equity Fund
A, B, C, Select, Institutional, Ultra

JPMorgan U.S. Small Company Fund
Select, Institutional

JPMorgan Value Advantage Fund
A, B, C, Select, Institutional

Money Market Funds

JPMorgan 100% U.S. Treasury Securities
Money Market Fund
Capital, Institutional, Agency, Premier,

Morgan, Reserve

JPMorgan California Municipal Money
Market Fund
Morgan

JPMorgan Federal Money Market Fund
Institutional, Agency, Premier, Morgan,

Reserve

JPMorgan New York Municipal Money
Market Fund
Morgan, Reserve

JPMorgan Prime Money Market Fund
Capital, Institutional, Agency, Premier,

Morgan, Reserve, B, C, Select, Cash 									Management

JPMorgan Tax Free Money Market Fund
Institutional, Agency, Premier, Morgan,								Reserve